                                                                      EXHIBIT 11

             Statement Regarding Weighted Average Common and Common Equivalent Shares Used in Computation of Per Share Earnings


                                              Year Ended December 31,
                                          1994        1993          1992
                                       ----------  ----------    ---------
Primary:

Common stock                         81,827,000   76,845,000   74,222,000
$15 warrants                                  -    2,216,000    4,276,000
$25 warrants                                  -       93,000      438,000
$65 warrants                                  -            -            -
5-1/4% zero coupon convertible
   subordinated debentures                    -            -            -
7-1/2% zero coupon convertible
   subordinated debentures                    -            -            -
Other, principally stock
   options                              459,000      705,000    1,409,000
                                     ----------   ----------   ----------

Weighted average common and
   common equivalent shares          82,286,000   79,859,000   80,345,000
                                     ----------   ----------   ----------
                                     ----------   ----------   ----------

FULLY DILUTED:

Common stock                         81,827,000   76,845,000   74,222,000
$15 warrants                                  -    2,249,000    4,364,000
$25 warrants                                  -      112,000      461,000
$65 warrants                                  -            -            -
5-1/4% zero coupon convertible
   subordinated debentures                    -            -            -
7-1/2% zero coupon convertible
   subordinated debentures                    -            -            -
Other, principally stock
   options                              459,000      738,000    1,449,000
                                     ----------   ----------   ----------

Weighted average common and
   common equivalent shares          82,286,000   79,944,000   80,496,000
                                     ----------   ----------   ----------
                                     ----------   ----------   ----------


        Primary and fully diluted earnings per share are based on weighted average shares of common stock outstanding plus common equivalent shares. The 5-1/4% zero coupon convertible subordinated debentures (issued in July 1994) are considered common stock equivalents; they were antidilutive for the year ended 1994. The 7-1/2% zero coupon convertible debentures (redeemed in 1993) are not included in the calculation for 1992 and 1993 since in each case their inclusion for the respective stated periods would have had an antidilutive effect. Fully diluted earnings per share are not presented on the face of the Consolidated Statement of Income since they are not materially different from primary earnings per share.


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